EXHIBIT 5

                                            January 24, 1995

AT&T Corp.
32 Avenue of the Americas
New York, NY 10013

Dear Sirs:

With reference to Amendment No. 1 to the registration statement on Form S-3 (Registration No. 33-56783) which AT&T Corp. (the "Company") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, on January 12, 1995 registering an additional 5,378,880 common shares (par value $1 per share) of the Company (the "Shares") which may be offered and sold by the Company, I am of the opinion that:

1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

2. the Shares, when sold, will be legally issued, fully paid and nonassessable.

In giving the foregoing opinion, I have relied on an opinion of H. John Hokenson, General Attorney, AT&T Corp., to the undersigned and the Company, dated today.

I hereby consent to the filing of this opinion with the SEC in connection with Amendment No. 1 to the registration statement referred to above.

Very truly yours,

Marilyn J. Wasser

Vice President--Law
 and Secretary